EXHIBIT 32.1
Certification of
Chief Executive Officer & Chief Financial Officer
of VCA Antech, Inc.
      This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies this annual report on Form 10-K (the “Report”) for the period ended December 31, 2005 of VCA Antech, Inc. (the “Issuer”).
      Each of the undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of VCA Antech, Inc., hereby certify that, to the best of each such officer’s knowledge:

(i) the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.
Dated: March 9, 2006

/s/ Robert L. Antin

Robert L. Antin
Chief Executive Officer

/s/ Tomas W. Fuller

Tomas W. Fuller
Chief Financial Officer, Principal Financial Officer, Vice President and Secretary